Exhibit 5


                          [ARNOLD & PORTER LETTERHEAD]


                                December 15, 1998


Board of Directors
American Capital Strategies, Ltd.
3 Bethesda Metro Center, Suite 860
Bethesda, Maryland  20814

         Re:      Registration Statement on Form S-3
                  File No.  333 -
                  ----------------------------------


Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to American Capital Strategies, Ltd.'s (the "Company") Dividend Reinvestment Plan (the "Plan") filed by you with the Securities and Exchange Commission covering 500,000 shares (the "Shares") of common stock, $0.01 par value per share ("Common Stock"), issuable pursuant to the Plan.

         In connection with rendering the opinions set forth in this letter, we have examined such corporate records of the Company, including forms of the Company's Second Amended and Restated Certificate of Incorporation, its Second Amended and Restated Bylaws, and resolutions of the Board of Directors, as well as made such investigation of matters of fact and law and examined such other documents as we deem necessary for rendering the opinions hereinafter expressed.

         The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

         A. We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

         B. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and we can give no assurances that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.

         C. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

         D. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

         E. We express no opinion as to the effect or application of any laws or regulations other than the general corporation law of the State of Delaware and the federal laws of the United States. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

         Based on the foregoing, upon the assumption that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

         This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

         We hereby consent to your filing of this opinion as an exhibit to the Registration Statement.


                                                 Very truly yours,


                                                 ARNOLD & PORTER

                                                 By: /s/  Samuel A. Flax
                                                     -------------------
                                                          Samuel A. Flax